Exhibit 99.1

For release: August 4, 2023

Contact: Brian F. Kidd, SVP/Chief Financial Officer

Phone: (615) 890-2020

NHC Reports Second Quarter 2023 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the quarter ended June 30, 2023 totaled $282,582,000 compared to $271,359,000 for the quarter ended June 30, 2022, an increase of 4.1%. Excluding the government stimulus income and the seven skilled nursing facilities in Massachusetts and New Hampshire in which we ceased operations in September 2022, same-facility net operating revenues increased 11.5% during the second quarter of 2023 compared to the same period a year ago.

For the quarter ended June 30, 2023, the reported GAAP net income attributable to NHC was $16,281,000 compared to $3,203,000 for the same period in 2022. Excluding the unrealized gains or losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended June 30, 2023 was $13,658,000 compared to $7,172,000 for the same period in 2022 (*). The increase in non-GAAP earnings for the quarter ended June 30, 2023 compared to the second quarter of 2022 was primarily due to the continued occupancy increase in our skilled nursing and assisted living facilities, skilled nursing per diem increases from some of our government payors, and the continued reduction of nurse agency staffing expense within our operations. The GAAP diluted earnings per share was $1.06 for the quarter ended June 30, 2023 compared to $0.21 for the quarter ended June 30, 2022. Adjusted diluted earnings per share were $0.89 and $0.46 for the quarters ended June 30, 2023 and 2022, respectively (*).

(*) -  See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 68 skilled nursing facilities with 8,732 beds. NHC affiliates also operate 23 assisted living communities with 1,181 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 30 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$269,605	$260,077	$527,612	$516,414
Other revenues	12,977	10,962	24,533	22,988
Government stimulus income	-	320	-	10,940
Net operating revenues and grant income	282,582	271,359	552,145	550,342

Costs and expenses:
Salaries, wages and benefits	175,294	174,936	343,118	345,630
Other operating	73,234	71,311	144,723	145,396
Facility rent	9,901	10,411	19,993	20,476
Depreciation and amortization	10,083	10,001	20,131	19,758
Interest	93	149	191	314
Total costs and expenses	268,605	266,808	528,156	531,574

Income from operations	13,977	4,551	23,989	18,768

Non-operating income	3,696	2,521	8,019	5,720
Unrealized gains/(losses) on marketable equity securities	4,650	(3,549)	6,036	(423)

Income before income taxes	22,323	3,523	38,044	24,065
Income tax provision	(6,406)	(1,362)	(10,842)	(6,555)
Net income	15,917	2,161	27,202	17,510

Net loss attributable to noncontrolling interest	364	1,042	802	1,011

Net income attributable to National HealthCare Corporation	$16,281	$3,203	$28,004	$18,521

Net income per common share
Basic	$1.06	$0.21	$1.83	$1.20
Diluted	$1.06	$0.21	$1.83	$1.20

Weighted average common shares outstanding
Basic	15,297,435	15,452,402	15,317,319	15,434,718
Diluted	15,322,344	15,487,123	15,339,240	15,475,553

Dividends declared per common share	$0.59	$0.57	$1.16	$1.12

Balance Sheet Data

(in thousands)

	June 30	December 31
	2023	2022
	(unaudited)

Cash, cash equivalents and marketable securities	$193,444	$182,589
Restricted cash, cash equivalents and marketable securities	167,683	158,067
Current assets	368,734	353,932
Property and equipment, net	501,890	506,532
Total assets	1,280,684	1,275,450
Current liabilities	197,798	197,887
Stockholders' equity	886,358	877,514

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Selected Operating Statistics

	Three Months Ended			Six Months Ended
	June 30			June 30
	2023	2022		2023	2022
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$548.74	$540.15		$552.38	$542.48
Managed Care	445.00	413.58		444.97	423.56
Medicaid	253.22	226.40		245.12	227.45
Private Pay and Other	275.11	268.70		276.79	269.42
Average Skilled Nursing Per Diem	$318.92	$297.63	(1)	$317.38	$301.66	(1)

Skilled Nursing Patient Days:
Medicare	79,981	85,438		164,013	177,021
Managed Care	59,567	55,230		118,013	110,867
Medicaid	284,681	313,171		561,187	617,431
Private Pay and Other	164,000	166,454		321,422	320,409
Total Skilled Nursing Patient Days	588,229	620,293	(1)	1,164,635	1,225,728	(1)

(1) For the three and six months ended June 30, 2022, the skilled nursing per diems and patient days listed above include the seven skilled nursing facilities that were located in Massachusetts and New Hampshire. NHC exited these seven skilled nursing facilities on September 1, 2022. For the three months ended June 30, 2022, the exited Massachusetts and New Hampshire skilled nursing facilities had an average skilled nursing per diem of $297.02 and 52,320 total patient days. For the six months ended June 30, 2022, the exited Massachusetts and New Hampshire skilled nursing facilities had an average skilled nursing per diem of $294.20 and 104,486 total patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
	(unaudited)		(unaudited)

Net income attributable to National Healthcare Corporation	$16,281	$3,203	$28,004	$18,521
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(4,650)	3,549	(6,036)	423
Operating results for newly opened operations not at full capacity (2)	333	1,185	1,550	1,928
Stock-based compensation expense	772	629	1,411	1,341
Income tax (benefit)/provision on non-GAAP adjustments	922	(1,394)	800	(960)
Non-GAAP Net income	$13,658	$7,172	$25,729	$21,253

GAAP diluted earnings per share	$1.06	$0.21	$1.83	$1.20
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(0.23)	0.16	(0.29)	0.02
Operating results for newly opened operations not at full capacity (2)	0.02	0.06	0.07	0.09
Stock-based compensation expense	0.04	0.03	0.07	0.06
Non-GAAP diluted earnings per share	$0.89	$0.46	$1.68	$1.37

(2) The newly opened operations not at full capacity for the 2023 periods presented consisted of operations opened from 2021 through 2023. This consisted of two behavioral health hospitals, two homecare agencies, and two hospice agencies. The newly opened operations for the 2022 periods presented consisted of operations opened from 2020 through 2022. This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency.

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